Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-194772 on Form S-1 of our report dated March 24, 2014 (May 9, 2014 as to Note 3 and Note 7 to the consolidated financial statements), relating to the financial statement schedules appearing in this Registration Statement.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

June 19, 2014